Exhibit 99.1

Investor Contact:	Media Contact:
Noah Hoppe, 312.780.5991	Franziska Weber, 312.780.6106
noah.hoppe@hyatt.com	franziska.weber@hyatt.com

HYATT SHARES OPERATING UPDATE, SUMMER TRAVEL BOOKING TRENDS, AND

CLOSES ON ASSET DISPOSITIONS

System-wide RevPAR Accelerates in May; Future Bookings Continue to Strengthen

CHICAGO (June 6, 2022)—In conjunction with the start of the NYU International Hospitality Industry Investment Conference, Hyatt Hotels Corporation (“Hyatt” or the “Company”) (NYSE: H) is pleased to share an update on operating results for May, summer travel booking trends, and confirmation of the closing of previously announced asset dispositions.

“We are delighted that we closed on the last of four previously announced owned hotel dispositions. In total, these four dispositions generated $812 million in gross proceeds and demonstrate meaningful and expeditious progress towards our current $2 billion asset disposition commitment,” said Mark S. Hoplamazian, President and Chief Executive Officer of Hyatt Hotels Corporation. “Additionally, our operational metrics in May serve as further evidence of continued recovery with comparable system-wide RevPAR improving from April, and system-wide RevPAR outside of Asia Pacific actualizing 3% above 2019 levels for the second consecutive month. As we look forward, we anticipate a busy summer travel season ahead.”

OPERATIONAL UPDATE

Comparable system-wide RevPAR in May was approximately $127, representing the strongest RevPAR performance in any individual month since November of 2019. System-wide RevPAR in May was approximately 6% below May of 2019(1) or approximately 3% above May of 2019 when excluding Asia Pacific. Comparable system-wide RevPAR in May improved 2% as compared to April driven by improved occupancy, primarily in urban markets. The average daily rate in May was approximately 8% above May of 2019 led by luxury brands in the Americas, which exceeded 2019 by approximately 24%.

Leisure transient revenue remained at record levels, up 18% in May compared to May of 2019, bolstered by a strong performance over Memorial Day weekend where RevPAR in the Americas was approximately 24% above Memorial Day weekend of 2019. Business transient and group revenue also continued to strengthen in May, growing by 23% and 11%, respectively, from April. In May, business transient revenue was 35% below May of 2019 and group revenue was 12% below May of 2019.

The strength of Memorial Day weekend and favorable forward booking trends indicate a robust summer travel season ahead. System-wide comparable transient revenue on the books for the months of June through August is pacing 5% ahead of the same time in 2019 or 15% ahead when excluding Asia Pacific. Additionally, short-term demand for group business continues to trend significantly ahead of 2019 levels. Gross group room revenue booked in May for stay dates in 2022 for comparable Americas full service managed properties was 46% above May of 2019 and group pace for the remainder of the year, from June through December, has improved from April and is approximately 9% below 2019 levels.

[1]	Comparisons to 2019 are based on Comparable hotels in both 2019 and 2022.

Our all-inclusive portfolio also continues to experience strong results. Based on preliminary results, net package RevPAR in May, for Apple Leisure Group (“ALG”) resorts in the Americas, is expected to be approximately 17% to 20% higher in comparison with the same properties managed by ALG in May of 2019. Additionally, gross package revenue for ALG resorts in the Americas is pacing more than 30% above 2019 levels over the months of June through August for the same set of properties.

TRANSACTION / CAPITAL STRATEGY

The Company has closed on all four previously announced asset dispositions resulting in gross proceeds of $812 million, or over 40% of its current $2.0 billion disposition target, reflecting an aggregate multiple of 15.7x 2019 EBITDA, and entered into a long-term management agreement for each of the properties upon sale. The previously announced dispositions include Hyatt Regency Indian Wells Resort & Spa, Grand Hyatt San Antonio River Walk, The Driskill in Austin, Texas and The Confidante Miami Beach. Additionally, the Company is currently marketing two additional owned hotels for sale.

ABOUT HYATT HOTELS CORPORATION

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company guided by its purpose – to care for people so they can be their best. As of March 31, 2022, the Company’s portfolio included more than 1,150 hotels and all-inclusive properties in 71 countries across six continents. The Company’s offering includes the Park Hyatt®, Miraval®, Grand Hyatt®, Alila®,  Andaz®, The Unbound Collection by Hyatt®, Destination by Hyatt™, Hyatt Regency®, Hyatt®, Hyatt Ziva™, Hyatt Zilara™, Thompson Hotels®, Hyatt Centric®, Caption by Hyatt, JdV by Hyatt™, Hyatt House®, Hyatt Place®, UrCove, and Hyatt Residence Club® brands, as well as resort and hotel brands under the AMR™ Collection, including Secrets® Resorts & Spas, Dreams® Resorts & Spas, Breathless Resorts & Spas®, Zoëtry® Wellness & Spa Resorts, Vivid Hotels & Resorts®, Alua Hotels & Resorts®, and Sunscape® Resorts & Spas. Subsidiaries of the Company operate the World of Hyatt® loyalty program, ALG Vacations®, Unlimited Vacation Club®, Amstar DMC destination management services, and Trisept Solutions® technology services. For more information, please visit www.hyatt.com.

FORWARD-LOOKING STATEMENTS

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, outlook, the impact of the COVID-19 pandemic and pace of recovery, the amount by which the Company intends to reduce its real estate asset base and the anticipated timeframe for such asset dispositions, booking trends, RevPAR trends, average daily rate trends, leisure transient revenue trends, business transient and group demand trends, system-wide comparable transient revenue trends, gross package revenue trends, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: risks associated with the acquisition of ALG, including the related incurrence of additional material indebtedness; our ability to realize the anticipated benefits of the acquisition of ALG as rapidly or to the extent anticipated, including successful integration of the ALG business; the duration and severity of the COVID-19 pandemic and the pace of recovery following the pandemic, any additional resurgence, or COVID-19 variants; the short and long-term effects of the COVID-19 pandemic, including on the demand for travel, transient and group business, and levels of consumer confidence; the impact of the COVID-19 pandemic, any additional resurgence, or COVID-19 variants, and the impact of actions that governments, businesses, and individuals take in response, on global and regional economies, travel limitations or bans, and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending; the broad distribution and efficacy of COVID-19 vaccines and treatments, wide acceptance by the general population of such vaccines, and the availability, use, and effectiveness of COVID-19 testing, including at-home testing kits; the ability of third-party owners, franchisees, or hospitality venture partners to successfully navigate the impacts of the COVID-19 pandemic, any additional resurgence, or COVID-19 variants; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the rate and the pace of economic recovery following economic downturns; global supply chain constraints and interruptions, rising costs of construction-related labor and materials, and increases in costs due to inflation or other factors that may not be fully offset by increases in revenues in our business; risks affecting the luxury, resort, and all-inclusive lodging segments; levels of spending in business, leisure, and group segments as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to future bookings; loss of key personnel; domestic and international political and geo-political conditions, including political or civil unrest or changes in trade policy; hostilities, or fear of hostilities, including future terrorist attacks, that affect travel; travel-related accidents; natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, wildfires, oil spills, nuclear incidents, and global outbreaks of pandemics or contagious diseases, or fear of such outbreaks; our ability to successfully achieve certain levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners; the impact of hotel renovations and redevelopments; risks associated with our capital allocation plans, share repurchase program, and dividend payments, including a reduction in, or elimination or suspension of, repurchase activity or dividend payments; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through internet travel intermediaries; changes in the tastes and preferences of our customers; relationships with colleagues and labor unions and changes in labor laws; the financial condition of, and our relationships with, third-party property owners, franchisees, and hospitality venture partners; the possible inability of third-party owners, franchisees, or development partners to access capital necessary to fund current operations or implement our plans for growth; risks associated with potential acquisitions and dispositions and the introduction of new brand concepts; the timing of acquisitions and dispositions and our ability to successfully integrate completed acquisitions with existing operations; failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals); our ability to successfully execute on our strategy to expand our management and franchising business while at the same time reducing our real estate asset base within targeted timeframes and at expected values; declines in the value of our real estate assets; unforeseen terminations of our management or franchise agreements; changes in federal, state, local, or foreign tax law; increases in interest rates, wages, and other operating costs; foreign exchange rate fluctuations or currency restructurings; lack of acceptance of new brands or innovation; general volatility of the capital markets and our ability to access such markets; changes in the competitive environment in our industry, including as a result of the COVID-19 pandemic, industry consolidation, and the markets where we operate; our ability to successfully grow the World of Hyatt loyalty program and Unlimited Vacation Club paid membership program; cyber incidents and information technology failures; outcomes of legal or administrative proceedings; violations of regulations or laws related to our franchising business; and other risks discussed in the Company’s filings with the SEC, including our annual report on Form 10-K, which filings are available from the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

DEFINITIONS

Comparable Hotels

“Comparable system-wide hotels” represents all properties we manage or franchise, including owned and leased properties, that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption, or undergone large scale renovations during the periods being compared or for which comparable results are not available. Hotels that suspended operations due to the COVID-19 pandemic and have not yet re-opened are no longer included in our definition of comparable system-wide hotels. We may use variations of comparable system-wide hotels to specifically refer to comparable system-wide Americas full service hotels, including our wellness resorts, our select service hotels, or our all-inclusive resorts, for those properties that we manage or franchise within the Americas management and franchising segment, comparable system-wide ASPAC full service or select service hotels for those properties we manage or franchise within the ASPAC management and franchising segment, or comparable system-wide EAME/SW Asia full service or select service hotels for those properties that we manage or franchise within the EAME/SW Asia management and franchising segment. “Comparable owned and leased hotels” represents all properties we own or lease that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption, or undergone large scale renovations during the periods being compared or for which comparable results are not available. Comparable system-wide hotels and comparable owned and leased hotels are commonly used as a basis of measurement in our industry. “Non-comparable system-wide hotels” or “non-comparable owned and leased hotels” represent all hotels that do not meet the respective definition of “comparable” as defined above.

Average Daily Rate (ADR)

ADR represents hotel room revenues, divided by the total number of rooms sold in a given period. ADR measures the average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in our industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described below.

Net Package RevPAR

Net Package RevPAR is the product of the net package ADR and the average daily occupancy percentage. Net Package RevPAR generally includes revenue derived from the sale of package revenue comprised of rooms revenue, food and beverage, and entertainment, net of compulsory tips paid to employees. Our management uses Net Package RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. Net Package RevPAR is a commonly used performance measure in our industry.

Occupancy

Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of a hotel’s available capacity. We use occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.

Revenue per Available Room (RevPAR)

RevPAR is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in our industry.

RevPAR changes that are driven predominantly by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominantly by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs, including housekeeping services, utilities, and room amenity costs, and could also result in increased ancillary revenues, including food and beverage. In contrast, changes in average room rates typically have a greater impact on margins and profitability as average room rate changes result in minimal impacts to variable operating costs.